Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATES PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of River Financial Corporation, an Alabama corporation (the “Company”), on Form 10-Q for the period ending March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), each of James M. Stubbs, Chief Executive Officer of the Company, and Jason B. Davis, Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RIVER FINANCIAL CORPORATION

/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer
(principal executive officer)
Date: May 10, 2022

RIVER FINANCIAL CORPORATION

/s/ Jason B. Davis
Jason B. Davis
Chief Financial Officer (principal financial officer and accounting officer)
Date: May 10, 2022

A signed original of this written statement required by Section 906 has been provided to River Financial Corporation and will be retained by River Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.